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                                                                  Exhibit 10.10



                       SUBSCRIPTION AND PURCHASE AGREEMENT
                       -----------------------------------


          SUBSCRIPTION AND PURCHASE AGREEMENT, dated as of March 19, 1996 (this "AGREEMENT"), by and between Electronic Hair Styling, Inc., a Delaware corporation (the "COMPANY"), and Intertec Holdings, L.P., a Delaware limited partnership ("PURCHASER").

                                R E C I T A L S:
                                - - - - - - - -

          Purchaser desires to subscribe for and, subject from time to time hereafter, purchase from the Company, and the Company desires to issue and sell to Purchaser, the number of shares of common stock, par value $.01 per share (the "COMMON STOCK"), of the Company determined in accordance with Section 2 hereof.

          Accordingly, the parties hereto agree as follows:

1.   DEFINITIONS

          As used in this Agreement, the following capitalized terms shall have the indicated meanings:


          (a) "IPO PRICE" shall mean the price per share at which the Company's shares of Common Stock shall be offered to the public in the Company's initial public offering, subject to adjustment as set forth in
Section 5 hereof.


          (b) "NOTE" shall mean the promissory note, dated May 1993, in the aggregate principal amount of $1 million, made by the Company in favor of Purchaser.

          (c) "PURCHASE DATE" shall mean each date on which a principal repayment is due and payable under the Note in accordance with the terms thereof, or, if earlier, the date of any repayment of principal prior to its stated maturity, provided, however, that the Purchaser may elect to accelerate any such Purchase Date to any earlier date on 30 days' prior written notice to the Company.


          (d) "PURCHASE PRICE" shall mean the number of Purchasable Shares purchasable at a Closing (as defined in Section 2.3(a) hereof), multiplied by the IPO Price.


          (e) "PURCHASABLE SHARES" shall mean the aggregate number of shares of Common Stock purchasable by Purchaser under this Agreement determined by dividing (i) the sum of (A) the aggregate principal amount of the Note outstanding on the closing date of the Company's initial public offering and (B) all interest accrued but unpaid under the Note on such closing date, by (ii) the IPO Price.

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2.   SUBSCRIPTION AND PURCHASE OF SHARES; COMPANY TERMINATION RIGHTS.

          2.1. SUBSCRIPTION AND PURCHASE. Upon the terms and subject to the conditions of this Agreement, Purchaser hereby subscribes for and, on each Purchase Date, agrees to purchase from the Company, and the Company hereby agrees to issue and sell to Purchaser, subject to the Company's termination rights set forth in Section 2.4, such number of shares of Common Stock as equals the number of Purchasable Shares multiplied by a fraction equal to (x) the amount of the principal repayment of the Note on such Purchase Date, divided by
(y) $1,000,000. Purchaser's obligations under this Section 2 are subject only to the conditions set forth in Section 2.2 hereof.

          2.2. CONDITIONS TO PURCHASER'S OBLIGATION. Purchaser's obligation to effect any Closing hereunder shall be subject to the following conditions:

          (a) there is no event of default under any material obligation of the Company for borrowed money;

          (b) no proceeding shall have been instituted by the Company or any other party in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Company under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or other similar official) of the Company or for any substantial part of its property, or for the winding-up or liquidation of the Company's affairs; and

          (c) The Company shall not have given a termination notice with respect to such closing as provided for in Section 2.4.

          2.3. CLOSING; DELIVERIES.

          (a) On each Purchase Date, a closing of the transactions contemplated by this Agreement (a "CLOSING") shall take place at the offices of Battle Fowler LLP, 75 East 55th Street, New York, New York 10022, or such other place as may be agreed to by the parties, at 11:00 A.M. Eastern Standard Time.

          (b) At each Closing, the Company shall deliver, or cause to be delivered to Purchaser, against delivery by Purchaser of the Purchase Price, a duly issued certificate or certificates (each a "Certificate") representing the number of Purchasable Shares to be purchased by Purchaser at such Closing.


          (c) At each Closing, Purchaser shall deliver to the Company, against delivery of a Certificate or Certificates, the Purchase Price plus interest accrual and unpaid on the unpaid balance of the aggregate Purchase Price of all Purchasable shares under this Agreement, from the closing of the Company's initial public offering at the rate of 5.5% per annum. The
Purchase Price payable pursuant to this Agreement shall be payable in cash (payable by wire transfer to a bank account designated by the Company at least two business days prior to each Closing) or by tender to the Company for cancellation any indebtedness under the Note, then due and owing by the Company to Purchaser.


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           2.4  COMPANY TERMINATION RIGHTS.

               The Company may, from time to time, terminate the Purchaser's right to purchase from the Company, and the Company's obligation to issue and sell to the Purchaser, the Purchasable Shares. Such termination shall be effected by written notice delivered by the Company to the Purchaser not less than 10 nor more than 60 days prior to the Purchase Date to which such notice relates.

3.   REPRESENTATIONS AND WARRANTIES OF PURCHASER

          Purchaser hereby represents, warrants and acknowledges to the Company as follows:

          3.1. EXECUTION, DELIVERY AND PERFORMANCE. Purchaser has full partnership right, power and authority to execute and deliver this Agreement and to perform Purchaser's obligations hereunder. This Agreement has been duly authorized, executed and delivered by or on behalf of Purchaser and is valid, binding and enforceable against Purchaser in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting creditors' rights generally and to general equity principles.

          3.2. INVESTMENT AND OTHER REPRESENTATIONS.

          (a) Purchaser is acquiring the Purchasable Shares solely for investment for Purchaser's own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof, except for such distributions and dispositions which are effected in compliance with (i) the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder and
(ii) applicable state securities laws.

          (b) Purchaser understands that (i) the purchase of the Purchasable Shares involves a high degree of risk of loss of Purchaser's investment therein, and (ii) there are substantial restrictions on the transferability of the Purchasable Shares under the provisions of the Securities Act and applicable state securities laws.

          (c) Purchaser has been given the opportunity to examine all corporate documents and to ask questions of, and receive answers from, the Company and its representatives concerning the terms and conditions of the purchase of the Purchasable Shares and the business and affairs of the Company and all such questions have been answered to Purchaser's full satisfaction.

          (d) Purchaser is an "accredited investor" under one of the categories set forth in Rule 501(a)(1) through (3) (inclusive) promulgated under the Securities Act.

          3.3. SHARES UNREGISTERED. Purchaser acknowledges that Purchaser has been advised that: (i) the Purchasable Shares have not been registered under the Securities Act, (ii) a transfer of Purchasable Shares will require the availability of an exemption under the Securities Act (it being understood that Rule 144 promulgated under the Securities Act


                                       -3-

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is not presently available with respect to the sales of any securities of the
Company, and when and if the Purchasable Shares may be disposed of without registration in reliance on Rule 144, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule),
(iii) restrictive legends in the form set forth below shall be placed on the Certificates and (iv) a notation shall be made in the appropriate records of the Company indicating that the Purchasable Shares are subject to restrictions on transfer and, if the Company should at some time in the future engage the service of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Purchasable Shares. Each Certificate representing Purchasable Shares shall bear a legend substantially as follows:

          The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or under any applicable state securities laws and may not be offered or sold except pursuant to (i) an effective registration statement under the Act and such state securities laws, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act and such securities laws is available.

4.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to Purchaser as follows:

          4.1. EXECUTION, DELIVERY AND PERFORMANCE. The Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company and is valid, binding and enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting creditors' rights generally and to general equity principles.

          4.2. SHARES DULY AUTHORIZED. The Purchasable Shares to be issued to Purchaser pursuant to this Agreement, when issued and delivered in accordance with the terms of this Agreement and upon receipt by the Company of the Purchase Price from Purchaser, will be duly and validly issued and will be fully paid and non-assessable. The Company shall reserve, free from preemptive rights, out of its authorized but unissued shares, or out of shares held in its treasury, sufficient shares of Common Stock to provide for the issuance, from time to time, of all Purchasable Shares under this Agreement.

          4.3. NO CONFLICT. Neither the execution and delivery nor the performance of this Agreement by the Company will conflict with the Company's Restated Certificate of Incorporation or By-laws or result in a breach of any terms or provisions of, or constitute a default under, any contract, agreement or instrument to which the Company is a party or by which the Company is bound.


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5.   ADJUSTMENT OF PURCHASABLE SHARES; NOTICES.

          5.1. In the event that the Company shall at any time after the date hereof:

          (a) declare a dividend or make a distribution on any series of its Common Stock in shares of any series of its Common Stock,

          (b) subdivide or reclassify shares of any series of its outstanding Common Stock into a greater number of shares,

          (c) combine shares of any series of its outstanding Common Stock into a smaller number of shares,

          (d) pay a dividend or make a distribution on any series of its Common Stock in shares of any series of its capital stock (other than Common Stock), or

          (e) issue by reclassification of any series of its Common Stock shares of any series of its capital stock,

then appropriate adjustments shall be made in the number and kind of shares purchasable pursuant to this Agreement. Such adjustments shall be made without change in the total value applicable to the number of Purchasable Shares purchasable immediately prior to such event. An adjustment made pursuant to this Section 5 shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event referred to above shall occur.

          5.2. Upon any adjustment of the number of Purchasable Shares pursuant to Section 6.1, the Company shall give prompt written notice thereof to Purchaser, by first-class mail postage prepaid addressed to Purchaser at its last address as shown on the stock transfer books of the Company, which notice shall set forth in reasonable detail the method of calculation of any such adjustment and the facts upon which such calculation was based.

6. REGISTRATION RIGHTS. In consideration of Purchaser's commitment to purchase the Purchasable Shares pursuant to this Agreement, and in recognition of the fact that registration rights previously granted to Purchaser have expired, the Company and Purchaser hereby agree that Purchaser shall be entitled to have the Purchasable Shares registered under the Securities Act on the terms and conditions set forth in Exhibit A attached hereto. The Company and Purchaser agree that, effective upon the execution and delivery of this Agreement, the registration rights set forth in Exhibit A shall be applicable to all shares of Common Stock owned by Purchaser as of the date hereof, and that on the date hereof, Section 7 of the Stock Purchase Agreement, dated as of April 29, 1993, by and between the Company and Purchaser, relating to Purchaser's right to have securities of the Company owned by Purchaser registered, shall be terminated and of no further force and effect.


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7.   MISCELLANEOUS

          7.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and delivery of the Purchasable Shares and payment therefor and, notwithstanding any investigation heretofore or hereafter made by Purchaser or on Purchaser's behalf, shall continue in full force and effect.

          7.2. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto in respect of the subject matter contained herein and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

          7.3. BINDING EFFECT, BENEFITS. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          7.4. AMENDMENT, MODIFICATION AND WAIVER. This Agreement may be amended or modified, or any provision hereof may be waived, provided that such amendment or waiver is set forth in a writing executed by the Company and Purchaser. No course of dealing between or among any parties to this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any party hereto.

          7.5. HEADINGS. The headings of the sections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

          7.6. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

          7.7. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles thereof respecting conflicts of law.

          7.8. FURTHER ASSURANCES. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated thereby.


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           IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its corporate name by an officer duly authorized and Purchaser has caused this Agreement to be executed in its name by a duly authorized signatory or officer in each case as of the date and year first above written.


                         ELECTRONIC HAIR STYLING, INC.



                         By:_________________________________________________
                         Name:  Don G. Hoff
                         Title:    Chairman of the Board and

                              Chief Executive Officer

                         INTERTEC HOLDINGS, L.P.

                         By:  Intertec Holdings, Inc.,
                              its General Partner



                          By:_______________________________________________
                              Name:
                              Title:

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